UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2021

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 31, 2021, Horizon Therapeutics USA, Inc., a Delaware corporation (“Parent”), Teiripic Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Purchaser”), Viela Bio, Inc., a Delaware corporation (the “Target”), and solely for purposes of Sections 6.7 and 9.12 of the Merger Agreement (as defined below), Horizon Therapeutics plc, a public limited company organized under the laws of Ireland (“Ultimate Parent”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through Purchaser, will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the Target’s common stock, par value $0.001 per share (the “Target Shares”), at a price of $53.00 per share in cash (the “Offer Price”), without interest, subject to any applicable withholding taxes. If successful, upon the terms and conditions set forth in the Merger Agreement, the Offer will be followed by a merger of Purchaser with and into Target, with Target continuing as the surviving corporation and as a direct wholly-owned subsidiary of Parent.

Completion of the Offer is subject to several conditions, including (i) there shall have been validly tendered (not including any Target Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), by the depositary for the Offer pursuant to such procedures) and not validly withdrawn Target Shares that, considered together with all other Target Shares (if any) beneficially owned by Parent and its subsidiaries, represent one more Target Share than 50% of the total number of (A) Target Shares outstanding at the time of the expiration of the Offer plus (B) the aggregate number of Target Shares issuable to holders of options to purchase Target Shares (“Target Options”) from which the Target has received notices of exercise prior to the expiration of the Offer (and as to which Target Shares have not yet been issued to such exercising holders of Target Options); (ii) subject to certain materiality exceptions, the truth and accuracy of certain representations and warranties of the Target contained in the Merger Agreement; (iii) compliance with, or performance in all material respects of, all of the covenants and agreements with or of which Target is required to comply or perform; (iv) the termination or expiration of any applicable waiting period (and extensions thereof) relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the absence of a material adverse effect on the Target; and (vi) certain other customary conditions. The Offer is not subject to any financing condition.

Parent and Purchaser are obligated to commence the Offer within ten business days from the date of the Merger Agreement and to keep the Offer open for twenty business days following the commencement of the Offer (determined as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Securities Exchange Act of 1934), subject to possible extension under the terms of the Merger Agreement. Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Target, with the Target surviving as a direct wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Target Share (other than (i) any Target Shares owned by Parent, Purchaser or the Target or by any other wholly-owned subsidiary of Parent, Purchaser or Target (or held in the Target’s treasury) or (ii) as to which the holder is entitled to appraisal rights under the DGCL and has properly exercised and perfected such holder’s demand for appraisal and, as of the Effective Time, has not effectively withdrawn or lost their rights to such appraisal and payment under the DGCL) outstanding immediately prior to the Effective Time, shall be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest, subject to any applicable withholding taxes.

Each Target Option that is outstanding as of immediately prior to the Effective Time that would otherwise be eligible to vest in accordance with its terms on or before June 1, 2021 and each option held by non-employee directors, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, subject to such holder’s continued services with the Target through immediately prior to the Effective Time. As of the Effective Time, each Target Option that is then outstanding, vested and unexercised as of immediately before the Effective Time will be cancelled and converted into the right to cash in an amount equal to (A) the total number of Target Shares subject to such Target Option immediately prior to such cancellation multiplied by (B) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Target Share underlying such Target Option, without interest. No holder of a cancelled Target Option that has an exercise price per Target Share that is equal to or greater than the Merger Consideration shall be entitled to any payment with respect to such cancelled Target Option before or after the Effective Time. Except as described above, each Target Option that is unvested and outstanding immediately prior to the Effective Time shall be assumed by Ultimate Parent and converted into an option to purchase ordinary shares, nominal value $0.0001 per share, of Ultimate Parent.

Parent, Purchaser and the Target have made customary representations, warranties and covenants in the Merger Agreement, including using reasonable best efforts to take all actions, file all documents, and assist and cooperate in doing all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the transactions contemplated by the Merger Agreement as soon as reasonably practicable. Purchaser and Parent have agreed to use their respective reasonable best efforts to take all actions and do all things necessary to arrange, consummate and obtain the proceeds of a debt financing on the terms and conditions not less favorable than those set forth in the Debt Commitment Letter (defined below) on or prior to the date of the consummation of the Merger. The Target has agreed to, among other things, (i) carry on its business in all material respects in the ordinary course (subject to certain exceptions, including actions taken outside the ordinary course to the extent reasonably necessary to implement COVID-19 measures), including not taking certain specified actions prior to the consummation of the Merger, and (ii) use commercially reasonable efforts to (a) preserve intact the material components of its present business organization, (b) keep available the services of its present officers and key employees in all material respects, and (c) preserve its significant business relationships.

The Target has also agreed, and is obligated to use reasonable best efforts to cause its representatives, to among other things, not to directly or indirectly, (i) continue any solicitation, knowing encouragement, discussions, activities or negotiations with any persons that may be ongoing with respect to an acquisition proposal or any inquiries, proposals, offers or requests with respect to or that could reasonably be expected to lead to an acquisition proposal, and (ii) (A) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of soliciting, knowingly encouraging or facilitating, an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal, (C) adopt, approve, recommend, submit to stockholders or declare advisable any acquisition proposal, (D) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to or that could reasonably be expected to lead to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement), (E) release or permit the release of any person from, or waive or permit the waiver of any provision of, or fail to enforce or cause to be enforced, any standstill or similar agreement to which the Target is a party, unless the Target board of directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, that the failure to do so is inconsistent with the fiduciary duties of the Target board of directors to the Target stockholders under applicable law, (F) take any action or exempt any person (other than Parent and its subsidiaries) from the restriction on “business combinations” or any similar provision contained in applicable takeover laws or the Target’s organizational or other governing documents or grant a waiver under Section 203 of the DGCL, or (G) resolve, publicly propose or agree to do any of the foregoing.

The Target board of directors is not permitted, among other things, to withhold, withdraw or modify in a manner adverse to Parent or Purchaser, or publicly propose to withhold, withdraw or modify in a manner adverse to Parent or Purchaser, its recommendation that the holders of Target Shares tender their Target Shares to Purchaser pursuant to the Offer. However, subject to the satisfaction of certain conditions, including a match right for Parent, the Target and its board of directors, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, which may include changing the board of directors’ recommendation following receipt of a bona fide written acquisition proposal that has not been withdrawn and did not result from any material breach of the non-solicitation obligations in the Merger Agreement, if the board of directors of the Target determines in good faith, after consultation with the Target’s independent financial advisors and outside legal counsel, that it constitutes a superior proposal and that the failure to change the board of directors’ recommendation or terminate the Merger Agreement to enter into a binding written definitive agreement providing for the consummation of a transaction constituting a superior proposal is inconsistent with its fiduciary duties under applicable law. In addition, the board of directors of the Target is permitted to change its recommendation for certain intervening events not related to the receipt of an unsolicited proposal, subject to the satisfaction of certain conditions, including a match right for Parent, if the board of directors determines in good faith, after consultation with outside legal counsel and independent financial advisors, that the failure to take such action is inconsistent with its fiduciary duties under applicable law and the Target provides notice to Parent.

The Merger Agreement includes customary termination provisions for both the Target and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Target under specified circumstances to accept and enter into a binding written definitive agreement providing for the consummation of a transaction constituting a superior offer, the Target will be required to pay to Parent a termination fee of $107 million.

The Merger Agreement has been unanimously approved by the board of directors of each of Parent, Purchaser and the Target. The board of directors of the Target unanimously recommends that stockholders of the Target accept the Offer and tender their Target Shares to Purchaser pursuant to the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The reference to the Merger Agreement and its filing as an exhibit to this report are not intended to modify or supplement any factual disclosures about the Target, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (“SEC”) by the Target or Parent. The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Target’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, Target undertakes no obligation to update such information.

On February 1, 2021, Ultimate Parent and the Target issued a joint press release in connection with the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Tender and Support Agreement

On January 31, 2021, in connection with the Offer, certain directors of the Target and holders of Target Shares, including AstraZeneca UK Limited (together, the “Principal Stockholders”), entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Principal Stockholders have agreed, among other things, to tender their Target Shares in the Offer and vote their Target Shares in favor of the Merger, as applicable. As of January 31, 2021, the Principal Stockholders owned an aggregate of approximately 54% of the outstanding Target Shares (provided that the Target Shares subject to the Support Agreements is reduced to 45% of the outstanding Target Shares in the event of a change in the Target board of directors’ recommendation in accordance with the Merger Agreement). The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached hereto as Exhibit 99.2.

Debt Commitment Letter

In connection with the Merger Agreement, Parent, entered into a commitment letter (the “Debt Commitment Letter”) with Citigroup Global Markets, Inc. (“Citi”) and Morgan Stanley Senior Funding, Inc. (together with Citi, the “Commitment Parties”) on January 31, 2021, pursuant to which the Commitment Parties have provided several but not joint commitments to provide $1,300 million of senior secured term loans, the proceeds of which, in addition to a portion of Parent’s existing cash on hand, would be used to pay the Offer Price, as well as any fees and expenses in connection with any of the foregoing. The commitments to provide the term loans are subject to certain conditions, including the negotiation of definitive documentation for the term loans and other customary closing conditions consistent with the Merger Agreement. Parent will pay customary fees and expenses in connection with obtaining the Debt Commitment Letter and the term loans and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 99.3.

Item 7.01    Regulation FD Disclosure.

On February 1, 2021, Ultimate Parent made available an investor presentation containing details of the proposed transaction and its potential impact on Ultimate Parent. A copy of the investor presentation is attached hereto as Exhibit 99.4.

This information and Exhibit 99.4 are being furnished pursuant to Item 7.01 of this report and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Ultimate Parent under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibit 99.4.

Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of the Target and the timing and benefits thereof, Ultimate Parent’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. These forward-looking statements are based on Ultimate Parent’s and Target’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Parent’s ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of the Target tender their shares in the transaction; the final terms and conditions of Ultimate Parent’s financing for the transaction; the outcome of legal proceedings that may be instituted against the Target and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the Target and its products, including uncertainty of the expected financial performance of the Target and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement, and the possibility that if the Target does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Ultimate Parent’s shares could decline, as well as other risks related to Ultimate Parent’s and the Target’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Ultimate Parent’s and the Target’s respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2019 and subsequent quarterly and current reports filed with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Ultimate Parent’s and Target’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Ultimate Parent and Target undertake no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in their expectations, except as required by law.

Additional Information and Where to Find It

The Offer has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Target or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Ultimate Parent, Parent and Purchaser, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Target. The offer to purchase shares of Target common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Target under the “Investors/Media” section of the Target’s website at www.vielabio.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 31, 2021, by and among Horizon Therapeutics USA, Inc., Teiripic Merger Sub, Inc., Viela Bio, Inc. and solely for purposes of Sections 6.7 and 9.12 of the Merger Agreement, Horizon Therapeutics plc.

99.1	Press Release, dated February 1, 2021.

99.2	Form of Tender and Support Agreement.

99.3#	Debt Commitment Letter, dated January 31, 2021, by and among Horizon Therapeutics USA, Inc., a Delaware corporation, Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets, Inc.

99.4	Investor Presentation, dated February 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

#

Certain portions of this exhibit (indicated by “[***]”) have been omitted as the registrant has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2021

HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

By:	/s/ Timothy Walbert
Timothy Walbert Chief Executive Officer